UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 13, 2005

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

333-74794	PPL Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-3074920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events
Item 8.01 Other Events

On May 13, 2005, an indirect, wholly owned subsidiary of PPL Energy Supply, LLC (“PPL Energy Supply”), which is an indirect, wholly owned subsidiary of PPL Corporation (“PPL”), completed the previously announced sale of its 450-megawatt Sundance power plant located in Pinal County, Arizona to Arizona Public Service Company for approximately $190 million in cash. Proceeds of the sale are expected to be used to reduce the companies’ outstanding debt and improve their liquidity. PPL and PPL Energy Supply will recognize a non-cash, loss on sale charge of approximately $47 million after taxes (or $0.25 per share for PPL) in the second quarter of 2005 related to this transaction.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Paul A. Farr Paul A. Farr Vice President and Controller

PPL ENERGY SUPPLY, LLC

By:	/s/ Paul A. Farr Paul A. Farr Vice President and Controller

Dated: May 13, 2005